UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2009

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The response to Item 8.01 is hereby incorporated into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The response to Item 8.01 is hereby incorporated into this Item 3.02. The Surplus Notes referred to in the response to Item 8.01 are exchangeable for shares of Common Stock, as described in such response.

Item 8.01	Other Events.

On September 16, 2009, The Prudential Insurance Company of America (“PICA”), an indirect wholly-owned subsidiary of Prudential Financial, Inc. (“PFI”), entered into a purchase agreement (the “Purchase Agreement”) among PFI, PICA and Nippon Life Insurance Company (“Nippon Life”), pursuant to which PICA agreed to issue and sell to Nippon Life $500 million principal amount of exchangeable surplus notes due September 18, 2019 (the “Surplus Notes”). The Surplus Notes will be issued pursuant to a fiscal agency agreement among PICA, The Bank of New York Mellon, as fiscal agent, and, with respect to the exchange-related provisions only, PFI, to be entered into on the date of issuance of the Surplus Notes which, subject to customary conditions, is expected to occur on September 18, 2009. The proceeds from the issuance of the Surplus Notes will be used for general corporate purposes of PICA’s Financial Services Businesses.

PICA will pay interest on the Surplus Notes at an annual rate of 5.36%; however, payments of principal and accrued interest on the Surplus Notes, and redemption payments, if any, will be made only with the prior approval of the Commissioner of the New Jersey Department of Banking and Insurance. PICA will not utilize any assets or cash flows of its Closed Block Business to make any payments due in connection with the Surplus Notes, and the obligations of PICA under the Surplus Notes will be non-recourse to the assets and cash flows of the Closed Block Business. The Surplus Notes will be general unsecured obligations of PICA, subordinated to all present and future indebtedness, policy claims, and other creditor claims, except for other surplus notes of PICA (whether currently outstanding or issued in the future), with which the Surplus Notes will rank pari passu.

The Surplus Notes will be exchangeable, at the option of the noteholders, in whole but not in part, for shares of PFI’s common stock, par value $0.01 (the “Common Stock”), beginning on the fifth anniversary of the issuance of the Surplus Notes, or, earlier, upon a fundamental business combination involving PFI or in the event of a continuing payment default. The initial exchange rate for the Surplus Notes will be 10.1235 shares of Common Stock per each $1,000 principal amount of the Surplus Notes, which represents an initial exchange price per share of Common Stock of $98.78. The exchange rate will be subject to customary anti-dilution adjustments. In addition, the exchange rate will be subject to a customary make-whole increase in connection with an exchange of the Surplus Notes upon a fundamental business combination where 10% or more of the consideration in that business combination consists of cash, other property or securities that are not listed on a U.S. national securities exchange. The make-whole increase will result in additional shares of Common Stock being delivered upon an exchange in such circumstance, subject to a maximum of approximately 10.2389 additional shares per $1,000 principal amount of Surplus Notes. The exchange rate will also be subject to a make-whole decrease in the event of an exchange prior to maturity of the Surplus Notes (except upon a fundamental business combination involving PFI or in the event of a continuing payment default), which will result in a reduction in the number of shares of Common Stock to be delivered in any such exchange occurring between the fifth anniversary of issuance and maturity. The amount of such reduction in shares, per $1,000 principal amount of Surplus Notes, will be determined by dividing a prescribed cash reduction value (which will decline over the life of the Surplus Notes, from $102.62 for an exercise on September 18, 2014 to zero for an exercise at maturity) by the price of the Common Stock at the time of exchange.

The noteholders’ right to exchange the Surplus Notes will be subject to the limitations on ownership of the Common Stock described below. PFI will also grant certain registration rights to Nippon Life with respect to the shares of Common Stock to be received by Nippon Life upon exchange of the Surplus Notes.

The Surplus Notes will generally not be redeemable by PICA prior to maturity, except in connection with a fundamental business combination involving PFI – in which case the Surplus Notes will be redeemable by PICA, in whole but not in part, and subject to the noteholders’ right to exchange the Surplus Notes instead, at the greater of (1) 100% of their principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a Treasury rate plus 50 basis points, in each case plus accrued and unpaid interest to the date of redemption.

In connection with its investment in the Surplus Notes, Nippon Life has agreed that it will not, directly or indirectly, purchase or otherwise acquire beneficial ownership of any Common Stock or securities convertible into or exchangeable for the Common Stock that would result in Nippon Life beneficially owning more than 9.9% of the total outstanding voting power of PFI’s voting securities (including all shares of Common Stock that would be obtainable upon a full exchange of all of the Surplus Notes).

The Surplus Notes will not be registered under the Securities Act of 1933 and will be issued and sold to Nippon Life in a private placement pursuant to Section 4(2) thereof. Neither the Surplus Notes nor the shares received upon exchange will be transferable by Nippon Life prior to the fifth anniversary of issuance, subject to certain limited exceptions, except to Nippon Life’s wholly owned subsidiaries. On or after the fifth anniversary of their issuance, the Surplus Notes will be transferable in amounts of no less than $100 million each to qualified institutional buyers reasonably acceptable to PFI and PICA in a transaction satisfying the requirements of Rule 144A, subject to additional restrictions specified in the fiscal agency agreement.

On September 16, 2009, PFI issued a news release announcing the entry into the Purchase Agreement with Nippon Life. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	News release, dated September 16, 2009, of Prudential Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2009

PRUDENTIAL FINANCIAL, INC.

By:	/s/ John M. Cafiero

Name: John M. Cafiero Title: Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.1	News release, dated September 16, 2009, of Prudential Financial, Inc.